UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 1250
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6. 2023, Whole Earth Brands, Inc., a Delaware corporation (the “Company”), entered into an offer letter, effective April 6, 2023 (the “Employment Letter”), with Michael Franklin, the Company’s Interim Chief Executive Officer. As previously announced, Mr. Franklin was appointed to the role of Interim Chief Executive Officer effective as of January 1, 2023. The Employment Letter provides that Mr. Franklin’s status as Interim CEO will be reevaluated by the Board of Directors of the Company no later than June 30, 2023. The Employment Letter also provides that, while serving as Interim CEO, Mr. Franklin will continue to serve as a member of the Board of Directors of the Company and that, until such time as Mr. Franklin leaves the position of Interim CEO, the Company will use its reasonable best efforts to cause him to be nominated for re-election to the Board of Directors of the Company at each annual meeting of stockholders of the Company.

Pursuant to the Employment Letter, Mr. Franklin will receive an annual base salary of $50,000. Mr. Franklin will be eligible to participate in the Company’s annual incentive award program commencing January 1, 2024.

Pursuant to the Employment Letter, Mr. Franklin has been granted certain equity units under the Company’s existing 2020 Long Term Incentive Plan (the “LTIP”), as follows: (a) 742,471 restricted stock units (the “RSUs”), which will vest in full on the first anniversary of the grant date; and (b) 742,471 performance-based restricted stock units (the “PSUs”), which will vest in full on the first anniversary of the grant date, subject to the achievement by the Company of certain financial performance conditions established by the Board of Directors of the Company. The vesting of the RSUs and the PSUs shall be subject to Mr. Franklin’s continued employment through the vesting date; provided, however, that in the event of (i) Mr. Franklin’s termination without Cause or for Good Reason or (ii) upon a Change in Control of the Company (as such terms are defined in the Employment Letter) prior to vesting, the RSUs and the PSUs will vest in full at target level of achievement.

Mr. Franklin will also be eligible to receive additional grants under the LTIP in future years, subject to his continued employment with the Company.

Mr. Franklin’s employment with the Company will be “at will” and is therefore terminable by either the Company or Mr. Franklin at any time for any reason on thirty (30) business days notice.

The Employment Letter contains standard non-compete and confidentiality clauses. Mr. Franklin will also be eligible to participate in the employee benefit programs made available to other senior executives of the Company from time to time, subject to the terms of the applicable plan documents and generally applicable Company policies.

The foregoing descriptions of the Employment Letter do not purport to be complete and are qualified in their entirety by reference to the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, effective as of April 6, 2023, by and between the Company and Michael Franklin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whole Earth Brands, Inc.

Date: April 12, 2023	By:	/s/ Ira W. Schlussel
Ira W. Schlussel
Vice-President and Chief Legal Officer